EXHIBIT 99.1

BBCN Bancorp Appoints David P. Malone to Board of Directors

LOS ANGELES, May 20, 2014 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (Nasdaq:BBCN) today announced the appointment of David P. Malone to its Board of Directors of the company and its wholly owned subsidiary, BBCN Bank, effective immediately. Malone will serve as a member of the Business Risk and Compliance Committee, Audit Committee, and Asset/Liability Committee. This appointment increases the membership of the Board of Directors from 10 to 11, with 10 of the members being independent directors.

Malone, age 63, recently completed a 15-year tenure at Community Bank in Pasadena, California, where he served as Chairman in 2013, President and Chief Executive Officer from 2008 to 2013, and Chief Operating Officer & Chief Financial Officer from 1998 to 2008. Under Malone's leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3.0 billion in assets and 17 offices across five counties. While at Community Bank, Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank's geographical footprint. Malone's efforts helped Community Bank achieve consistent profitability throughout the last recession, generate five consecutive years of balance sheet growth and post record profitability in his last two years as President and Chief Executive Officer.

During his professional career, Malone also served as Executive Vice President and Chief Financial Officer for both Metrobank and Merchant Bank of California. He began his professional career as a Certified Public Accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Malone earned a Bachelor of Science degree in Accounting from California State University, Northridge.

"We believe David is one of the most accomplished bankers in Southern California and will be a valuable addition to our Board of Directors," said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp. "Having served as CEO, COO and CFO of a multi-billion dollar community bank, David has a well-rounded perspective on key areas such as strategic planning, new business development, branding, product development, personnel development, and performance evaluation and measurement. We look forward to David's contributions as we continue to expand our product and service offerings and strengthen BBCN's leadership as the premier Korean-American bank in the United States."

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.7 billion in assets as of March 31, 2014. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 49 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com